Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment to Investment Management Trust Agreement (this “Amendment Agreement”) is entered into effective as of December 7, 2022 (the “Effective Date”) by and between Crixus BH3 Acquisition Company, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the parties hereto are parties to that certain Investment Management Trust Agreement made effective as of October 4, 2021 (the “Trust Agreement”);

WHEREAS, capitalized terms contained in this Amendment Agreement without definition shall have the meanings ascribed to such terms in the Trust Agreement;

WHEREAS, following the closing of the Offering and as of October 7, 2021, a total of $232,300,000.00 of the net proceeds from the Offering was deposited in the Trust Account;

WHEREAS, the Board of Directors of the Company has approved and declared the advisability of certain amendments to the Charter with respect to the extension of the time within which the Company must complete an initial Business Combination, which amendments have been submitted to the stockholders of the Company for their consideration and vote, together with this Amendment Agreement, at a special meeting of the stockholders of the Company held on or about the Effective Date (the “Special Meeting”);

WHEREAS, Section 6(d) of the Trust Agreement provides that the Trust Agreement may only be changed, amended or modified pursuant to Section 6(c) thereof (e.g., by a writing signed by each of the parties to the Trust Agreement) with the Consent of the Stockholders, which is defined in Section 6(d) of the Trust Agreement, as relevant to the Special Meeting, to mean “receipt by the Trustee of a certificate from the inspector of elections of the [Special Meeting] certifying that the Company’s stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (or any successor rule), who hold fifty percent (50%) or more of all then outstanding shares of the Common Stock and Class B common stock, par value $0.0001 per share, of the Company, voting together as a single class, have voted in favor of such change, amendment or modification…” (such certificate, the “Requisite Vote Certificate”);

WHEREAS, the Trustee has received the Requisite Vote Certificate with respect to the Consent of the Stockholders to this Amendment Agreement; and

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided in this Amendment Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions. Capitalized terms contained in this Amendment Agreement, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Trust Agreement.

2. Amendment to the Trust Agreement. Effective as of the Effective Date, clause (y) of Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety to read as follows:

“(y) the later of (1) the Termination Date (as defined in the Charter) and (2) such later date as may be approved by the Company’s stockholders in accordance with the Charter if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest not previously released to the Company to pay its tax obligations (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date; provided, however, that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable;”

3. Amendment to Exhibit B. Effective as of the Effective Date, Exhibit B attached to the Trust Agreement is hereby deleted in its entirety and replaced with the Exhibit B attached to this Amendment Agreement.

4. No Further Amendment. The parties hereto agree that except as provided in this Amendment Agreement, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment Agreement forms an integral and inseparable part of the Trust Agreement.

4. References. All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment Agreement. Notwithstanding the foregoing, references to the date of the Trust Agreement (as amended hereby) and references in the Trust Agreement to “the date hereof,” “the date of this Trust Agreement” and terms of similar import shall in all instances continue to refer to October 4, 2021.

5. Governing Law; Jurisdiction. This Amendment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes under this Amendment Agreement. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AMENDMENT AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

6. Counterparts. This Amendment Agreement may be executed in several original or electronic transmission or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

7. Other Miscellaneous Terms. The provisions of Sections 6(f), 6(g) and 6(k) of the Trust Agreement shall apply mutatis mutandis to this Amendment Agreement, as if set forth in full herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized representatives effective as of the Effective Date.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized representatives effective as of the Effective Date.

CRIXUS BH3 ACQUISITION COMPANY

By:	/s/ Gregory Freedman
Name:	Gregory Freedman
Title:	Co-Chief Executive Officer and Chief Financial Office

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account—Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Crixus BH3 Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), made effective as of October 4, 2021 (as amended, the “Trust Agreement”), this is to advise you that the Company did not effect an initial business combination (the “Business Combination”) within the time frame specified in the Company’s Charter. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement. In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Stockholders. The Company has selected [_________, 20__] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and the Charter. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

Crixus BH3 Acquisition Company

By:
Name:	Gregory Freedman
Title:	Co-Chief Executive Officer and Chief Financial Officer

cc:	Guggenheim Securities, LLC

BTIG, LLC